                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ---------------------------

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report:  April 24, 1995
                                         --------------
                       (Date of earliest event reported)



                             HELLER FINANCIAL, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)



                1-6157                           36-1208070
                ------                           ----------
      (Commission File Number)      (IRS Employer Identification Number)


            500 West Monroe Street, Chicago, Illinois         60661
            -----------------------------------------         -----
             (Address of principal executive offices)       (Zip Code)


                                (312) 441-7000
                                --------------
             (Registrant's telephone number, including area code)

ITEM 5.    OTHER EVENTS
- - -------    ------------

On April 24, 1995, Heller Financial, Inc. (the "Registrant") issued a press release announcing its earnings for the quarter ending March 31, 1995. A copy of the press release is attached.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
- - -------  ---------------------------------

(c)  Exhibits

99 Heller Financial, Inc. - Report of Net Income for the quarter ending March 31, 1995, dated April 24, 1995



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 26, 1995
       --------------



                              HELLER FINANCIAL, INC.



                              By:     /s/ Richard J. Almeida
                                      -----------------------------------
                                      Richard J. Almeida
                              Title:  Executive Vice President and
                                      Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit                                                     Sequentially
Number                                                      Numbered Pages
- - ------                                                      --------------

99        Heller Financial, Inc. - Report of Net Income         4 - 7
          for the quarter ending March 31, 1995, dated
          April 24, 1995

John Brooklier
312-441-6184



                             Heller Financial, Inc.
                             ----------------------
                Reports Growth in First Quarter 1995 Net Income
                -----------------------------------------------

  Chicago -- (April 24, 1995) -- Heller Financial, Inc. reported an increase in 1995 first quarter net income compared to the prior year period along with continued asset growth from year-end 1994, Michael S. Blum, Chairman and Chief Executive Officer, announced today.

  For the 1995 first quarter, net income increased 7 percent to $30 million principally due to growth in net interest income, higher income of international joint ventures and a lower income tax provision.

  Operating revenues in the 1995 first quarter were $146 million, a 4 percent increase from the prior year period. Higher operating revenues were largely the result of a 15 percent growth in net interest income and a $3 million increase in income of international joint ventures. Growth in these areas was offset by lower gains from equity interests and investments which were particularly strong in 1994 and continued spending for developing businesses in the asset based product category.

  The provision for losses showed no change from the prior year period as marginally lower net writedowns were offset by provision for new funds growth. The allowance for losses of receivables was maintained at 3 percent of total receivables even as the performance of new financings over the past five years remained strong.

  At the end of the 1995 first quarter, the Company's overall portfolio was characterized by asset growth and continuing product diversification. Lending assets and investments increased $553 million, or 7 percent, from year-end 1994. At the same time, asset based finance became the second largest product category due to growth in each asset based business as well as the seasonal increase in factored receivables.

  The Company's asset quality was stable during the 1995 first quarter.
Impaired nonearning assets were 4.0 percent of total lending assets, the same as at year-end 1994. This performance is consistent with the Company's goal of having nonearning assets fall within the range of 3 percent to 5 percent of total lending assets.

  "We are encouraged by our first quarter performance on many fronts, " said Mr. Blum. "Heller's increase in net income, further asset growth and product diversification, and stability in nonearning assets together with a strong reserve position demonstrates we are tracking with both our short- and long-term strategies and objectives."

  Heller Financial, Inc. is a worldwide commercial financial services organization which is a wholly-owned subsidiary of The Fuji Bank, Limited, one of the world's largest banks. Heller Financial, Inc. provides U.S.-based clients with corporate financing, real estate financing, factoring and working capital loans, equipment financing and leasing, asset-based finance and equity investments. The Company also operates in European, Asian, and Latin American countries through joint venture and wholly-owned companies that specialize in factoring, asset-based finance, acquisition finance, leasing, vendor finance and/or trade finance.

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (in millions)

                                                       March 31, 1995   December 31, 1994
                                                       ---------------  -----------------
Assets                                                   (unaudited)
- - ------
Cash and cash equivalents                                      $   61              $   99
Total receivables                                               8,040               7,616
Less:  Allowance for losses of receivables                        240                 231
                                                               ------              ------
  Net receivables                                               7,800               7,385
Investments                                                       679                 634
Investments in international joint ventures                       215                 174
Other assets                                                      198                 184
                                                               ------              ------
                                                               $8,953              $8,476
                                                               ======              ======
Liabilities and Stockholders' Equity
- - ------------------------------------
Senior debt
  Commercial paper and short-term borrowings                   $2,701              $2,451
  Notes and debentures                                          4,089               3,930
                                                               ------              ------
  Total debt                                                    6,790               6,381
Credit balances of factoring clients                              498                 452
Other payables and accruals                                       266                 274
                                                               ------              ------
  Total liabilities                                             7,554               7,107
Minority interest in equity of Heller International
  Group, Inc.                                                      42                  39
Stockholders' equity
  Cumulative Perpetual Senior Preferred
  Stock, Series A                                                 125                 125
Cumulative Convertible Preferred
  Stock, Series D                                                  25                  25
  Common stock, additional paid-in
  capital and retained earnings                                 1,207               1,180
                                                               ------              ------
  Total stockholders' equity                                    1,357               1,330
                                                               ------              ------
                                                               $8,953              $8,476
                                                               ======              ======

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                                 (in millions)


                                                         For the Three Months
                                                            Ended March 31,
                                                            1995       1994
                                                           -----      -----
                                                             (unaudited)
Interest income                                            $ 206      $ 151
Interest expense                                             112         69
                                                           -----      -----
Net interest income                                           94         82
Fees and other income                                         44         53
Income of international joint ventures                         8          5
                                                           -----      -----
  Operating revenues                                         146        140
Operating expenses                                            50         44
Provision for losses                                          50         50
                                                           -----      -----
Income before taxes and minority interest                     46         46
Income tax provision                                          15         17
Minority interest in income of Heller International
 Group, Inc.                                                   1          1
                                                           -----      -----
Net income                                                 $  30      $  28
                                                           =====      =====
